Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 31, 2006 accompanying the financial statements of Fidelis Energy, Inc., appearing in the Report 10-KSB, for the year ended December 31, 2005, which is incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Robison, Hill & Co.

Robison, Hill & Co.

Certified Public Accountants

Salt Lake City, Utah

April 13, 2006